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EXHIBIT 99

[Sea Containers News Release]

Contact:	William W. Galvin 203 / 618-9800

SEA CONTAINERS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS.

        Hamilton, Bermuda, March 8, 2004.    Sea Containers Ltd. (NYSE: SCRA and SCRB, www.seacontainers.com) passenger and freight transport operator, marine container lessor, and leisure industry investor, today announced its results for the quarter and year ended December 31, 2003. For the quarter net earnings were $11.6 million ($0.54 per common share diluted) on revenue of $433.2 million, compared with net earnings of $14 million ($0.67 per common share diluted) on revenue of $409.7 million in the prior year period.

        For the year ended December 31, 2003 net earnings were $111.4 million ($5.20 per common share diluted) on revenue of $1.68 billion, compared with net earnings of $41.9 million ($2.08 per common share diluted) on revenue of $1.43 billion in 2002. Excluding gain on sale of ferry assets and non-recurring charges, net earnings in 2003 were $57.4 million, up 37% over 2002.

        EBITDA in 2003 was $319.5 million compared with $247.3 million in 2002.

        Mr. James B. Sherwood, President, said that results from passenger and freight transport operations at the EBIT level were $10 million less in 2003 than in 2002 as a result of sale of the Isle of Man Steam Packet Company in July, 2003, however, savings in finance costs were $10.6 million as a result of debt reduction through elimination of the Steam Packet debt and retirement of $136 million of senior notes using the proceeds from the sale.

        Silja's profits at the EBIT level declined from $54.1 million in 2002 to $42.9 million in 2003, partially as a result of consolidating 100% of the equity in that unit for all of 2003 while consolidating only 50% in the first four months of 2002 which is a loss making period. 2002 also benefited from a cruise ship charter termination payment and an arbitration award.

        GNER's profits at the EBIT level increased in 2003 to $84.1 million from $68.9 million in 2002 as a result of increased passenger volumes and compensation payments by Network Rail. 15.1 million passengers were carried, a record in the eight year period of the present franchise.

        EBIT from container leasing and related activities rose from $23.5 million in 2002 to $36 million in 2003, an increase of 53%. GE SeaCo, the company's 50-50 joint venture with GE Capital, placed on lease $204 million of new containers in 2003 and Sea Containers' fully owned factory, depot and service operations enjoyed greatly improved results.

        The company's property, plantations and publishing division reported profits at the EBIT level of $6.6 million, up 47% from $4.5 million in 2002. Land sales at the port of Newhaven and increased profits from the company's table grape plantation in Brazil were largely responsible for this improvement.

        The company's investment in Orient-Express Hotels Ltd. contributed $10.9 million to net earnings in 2003 compared with $14.7 million in 2002 as a result of lower earnings in the year and a lower shareholding compared with 2002. Sea Containers currently owns 14.4 million common shares in Orient-Express Hotels which have a current market value of approximately $270 million.

        Long term debt obligations declined from $1.8 billion at the end of 2002 to $1.6 billion at the end of 2003.

        Mr. Sherwood highlighted some current events which affect the company.    First, discussions are at an advanced stage with the U.K. Strategic Rail Authority to pay them part of the settlement reached in 2003 with Network Rail with respect to Network Change arising from the Hatfield rail accident in October, 2000. This payment has been taken into account in the earnings reported by GNER for 2003. The proposed agreement would also release approximately $53 million of cash to Sea Containers which is being held to secure franchise obligations.

        Second, Sea Containers has reached an agreement in principle to acquire seven container businesses in Australia and New Zealand from the Owens Group and to sell its interest in the Westfield Container Depot in Auckland, New Zealand for a net amount of NZ$11.5 million (US$8 million). This investment is being made at an EBITDA multiple of about 3.5x and will greatly strengthen the company's participation in the refrigerated and tank container service and transport businesses in Australasia which are outside the GE SeaCo joint venture.

        Looking forward to 2004, Mr. Sherwood said that the following developments could be significant:

1.
A severe shortage of steel in China has forced new container prices up by 25% in recent months and higher lease rates should follow both for new containers and existing containers. New containers are being rationed by manufacturers to all buyers, whether leasing companies or ocean carriers. Container lease rates for older containers are expected to rise rapidly until steel availability improves. This situation will probably reduce the on-take of new containers by GE SeaCo from the $204 million level achieved in 2003 to perhaps only $150 million in 2004.

2.
Fuel prices are running at higher than expected levels although the company has generally been able to buy low sulphur heavy fuels for its fleet at acceptable prices. Of greater concern is the cost of gasoil which is used by the fast ferries and the gas turbine ship Finnjet in the second and third quarters of 2004.

3.
The company is actively engaged in bidding for the new Integrated Kent commuter rail franchise as well as re-bidding for the GNER franchise which terminates in April, 2005. New franchise decisions are expected by the end of 2004.

4.
The company is currently evaluating three possible additions to its ferry business portfolio.

5.
The benefits of moving to seasonal fast ferry operation in the British Isles services will be realized in 2004.

6.
The entry of the Baltic States into the European Union in May, 2004 is likely to increase passenger carryings on Silja's services to those countries and the Finnjet will inaugurate its new service between Germany, Estonia and Russia in mid year.

7.
The outlook for Orient-Express Hotels is for an improved profit in 2004.

        "In sum, the earnings prospects for 2004 are encouraging," he concluded.

        Mr. Daniel J. O'Sullivan, Chief Financial Officer, highlighted positive financial news by reporting that Silja's $67 million of bonds falling due in February, 2004 have been redeemed with syndicated bank debt. He said Sea Containers plans to sell up to $150 million of new 10 year unsecured senior notes in April, 2004 to retire as soon as practicable $80 million of 12.5% debentures which mature in December, 2004 but which can be called today without premium. The balance of the funds has been earmarked for acquisitions, failing which it will be used for debt reduction or other corporate purposes. He said the roadshow in connection with the sale of the new notes would be helpful in bringing the company to the attention of new equity investors.

        Mr. O'Sullivan said that an additional $6 million non-recurring charge had been recognized in the fourth quarter of 2003 for old refrigerated containers which the company has decided not to refurbish for continued use.

        Mr. O'Sullivan noted that at the December, 2003 presentations to investors he had indicated the company's plan to reduce long term debt to $800 million by the end of 2006. He said this program was still achievable despite the planned new note issue if the market price of Orient-Express Hotels rises to $30 by then, which he considered a reasonable target. He confirmed that the company met all its financial lending covenants at the end of 2003.

*    *    *    *    *

        No registration statement or other qualification document relating to an offering of the proposed senior notes referred to in this news release has been filed with the U.S. Securities and Exchange Commission or any other securities regulatory authority. The senior notes may not be sold nor may any offer to buy be accepted prior to the time a registration statement or other qualification document has been filed and become effective or an applicable exemption from registration or qualification is available to Sea Containers. This news release does not constitute an offer to sell or a solicitation of an offer to buy in any jurisdiction. Also there can be no offer or sale of the senior notes in a state of the United States where the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

        Management believes that EBITDA (earnings before interest, tax, depreciation and amortization) is a useful measure of operating performance, to help determine the ability to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets. However, EBITDA does not represent cash flow from operations as defined by U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to earnings from operations under U.S. generally accepted accounting principles for purposes of evaluating results of operations.

        This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings growth, investment plans and similar matters that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the transport, leasing and leisure markets in which the company operates of terrorist activity and any police or military response, varying customer demand and competitive considerations, inability to sustain price increases or to reduce costs, fluctuations in interest rates, currency values and public securities prices, uncertainty of completing the proposed issue and sale of new senior notes and of the timing and manner of the offering (through underwriters or otherwise) as well as the final terms of the notes such as maturity and interest rate, variable fuel prices, variable container prices and container lease and utilization rates, uncertainty of negotiating, financing and completing proposed acquisition or capital expenditure transactions, inadequate sources of capital and unacceptability of finance terms and inability to reduce debt, global, regional and industry economic conditions, shifting patterns and levels of world trade and regional passenger travel, seasonality and adverse weather conditions, changes in ferry service and ship deployment plans, inability of Network Rail to maintain properly the U.K. rail infrastructure, uncertainty of reaching a settlement agreement with the U.K. Strategic Rail Authority and the possibility of arbitration of the dispute at significant cost to the company if no settlement is reached, and legislative, regulatory and political developments including the uncertainty of renewing the GNER rail franchise beyond April 2005 or obtaining other U.K. rail franchises. Further information regarding these and other factors is included in the filings by the company and Orient-Express Hotels Ltd. with the U.S. Securities and Exchange Commission.

*    *    *    *    *

        Sea Containers Ltd. will conduct a conference call today, March 9, 2004 at 10.00 AM (EST) which is accessible at 212-271-4579. A re-play of the conference call will be available until 5.00 PM (EST) Friday, March 19 and can be accessed by calling 800-633-8284 (International dial-in #: 402-977-9140) and entering reservation number 21185637. A re-play will also be available on the company's website: www.seacontainers.com.

SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL)
SUMMARY OF OPERATING RESULTS

	Three months ended December 31,
	2003	2002
Revenue and other:
Ferry operations	$192,301,000	$169,522,000
Rail operations	196,272,000	201,648,000
Container operations	32,180,000	32,721,000
Investment in Orient-Express Hotels	3,877,000	2,248,000
Other*	8,550,000	3,548,000

Total revenue and other	$433,180,000	$409,687,000

Earnings/(losses) before net finance costs:
Ferry operations:
Silja	$12,163,000	$13,050,000
Other	(6,050,000)	(697,000)

	6,113,000	12,353,000

Rail operations	20,864,000	24,635,000
Container operations:
GE SeaCo	6,545,000	4,861,000
Other	2,744,000	3,442,000

	9,289,000	8,303,000

Other, including property, publishing and plantations*	784,000	(2,616,000)
Non-recurring charges**	(6,000,000)	—
Corporate costs	(4,039,000)	(3,883,000)

	27,011,000	38,792,000
Investment in Orient-Express Hotels	3,877,000	2,248,000

Total earnings before net finance costs	30,888,000 ***	41,040,000
Net finance costs	(17,792,000)	(26,459,000)

Earnings before income taxes	13,096,000	14,581,000
Provision for income taxes	1,192,000	280,000

Net earnings	11,904,000	14,301,000
Preferred share dividends	(272,000)	(272,000)

Net earnings on class A and class B common shares	$11,632,000	$14,029,000

Net earnings per class A and class B common share:
Basic	$0.55	$0.67

Diluted	$0.54	$0.67

Weighted average number of class A and class B common shares:
Basic	21,262,232	21,018,191

Diluted	21,854,869	21,500,495

*
Other in 2002 included a loss of $3,640,000 on the sale by SCL of shares in Orient-Express Hotels.

**
SCL recognised non-recurring charges of $6,000,000 in the three months ended December 31, 2003.

***
Includes depreciation of $30,477,000 so that earnings before interest, tax, depreciation and amortization (EBITDA) was $61,365,000.

SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL)
SUMMARY OF OPERATING RESULTS

	Twelve months ended December 31,
	2003		2002
Revenue and other:
Ferry operations	$787,018,000		$575,867,000
Rail operations	723,219,000		695,775,000
Container operations	132,906,000		122,977,000
Investment in Orient-Express Hotels	10,887,000		14,740,000
Other*	30,668,000		24,506,000

Total revenue and other	$1,684,698,000		$1,433,865,000

Earnings/(losses) before net finance costs:
Ferry operations:
Silja**	$42,904,000		$54,052,000
Other	(12,649,000)		(2,629,000)

	30,255,000		51,423,000

Rail operations	84,083,000		68,893,000
Container operations:
GE SeaCo	22,093,000		15,434,000
Other	13,892,000		8,065,000

	35,985,000		23,499,000

Other, including property, publishing and plantations*	6,563,000		4,452,000
Gain on sale of ferry assets and non-recurring charges***	54,000,000		—
Corporate costs	(15,798,000)		(15,038,000)

	195,088,000		133,229,000
Investment in Orient-Express Hotels	10,887,000		14,740,000

Total earnings before net finance costs	205,975,000	****	147,969,000
Net finance costs	(85,293,000)		(99,988,000)

Earnings before minority interest and income taxes	120,682,000		47,981,000
Minority interest	—		(2,333,000)
Provision for income taxes	8,224,000		2,632,000

Net earnings	112,458,000		43,016,000
Preferred share dividends	(1,088,000)		(1,088,000)

Net earnings on class A and class B common shares	$111,370,000		$41,928,000

Net earnings per class A and class B common share:
Basic	$5.28		$2.08

Diluted	$5.20		$2.08

Weighted average number of class A and class B common shares:
Basic	21,081,451		20,198,586

Diluted	21,636,991		20,700,615

*
Other in 2003 included a gain of $5,000,000 relating to the sale of land at Newhaven and, in 2002, a gain of $2,883,000 on the sale by SCL of shares in Orient-Express Hotels.

**
Includes 50% of Silja for the four months to April 2002. A majority shareholding was acquired effective May 1, 2002 and Silja has been 100% consolidated from that date.

***
The gain on sale of ferry assets of $100,000,000 related to the sale of the Isle of Man Steam Packet Company effective as of July 1, 2003. In addition, SCL recognized non-recurring charges of $46,000,000.

****
Includes depreciation of $113,471,000 so that earnings before interest, tax, depreciation and amortization (EBITDA) was $319,446,000.

Note to the summary of operating results for the twelve months ended December 31, 2002 reconciling the data to SCL's Form 10-K pursuant to SEC Regulation G

        SCL's economic interest in Orient-Express Hotels Ltd. (OEH) dropped below 50% on November 14, 2002. Subsequent to that date, SCL's investment in OEH has been accounted for under the equity method, and SCL's profit/(loss) on this investment has been shown as a separate item. The previous year's amounts are presented on the same basis to facilitate comparison. The following table reconciles the summary of operating results and EBITDA for the twelve months ended December 31, 2002 to SCL's Form 10-K (dollars in 000s):

	Twelve months ended December 31, 2002
		Adjustments
	As Per Form 10-K	OEH Operations	SCL's Share Of OEH	As Presented Above
Revenue	$1,614,860	$(209,016)	$—	$1,405,844
Other	22,365	(6,836)	(2,248)	13,281
SCL's share of OEH reported above	—	—	14,740	14,740

	$1,637,225	$(215,852)	$12,492	$1,433,865

Earnings before net finance costs	$174,504	$(39,027)	$12,492	$147,969
Net finance costs	(114,670)	14,682	—	(99,988)

Earnings before minority interest And income taxes	59,834	(24,345)	12,492	47,981
Minority interest	(10,958)	8,625	—	(2,333)
Provision for income taxes	5,860	(3,228)	—	2,632

Net earnings	$43,016	$(12,492)	$12,492	$43,016

Earnings before net finance costs as above	$174,504	$(39,027)	$12,492	$147,969
Plus depreciation and amortization	113,710	(14,355)	—	99,355

Earnings before interest, tax, depreciation and amortization (EBITDA)	$288,214	$(53,382)	$12,492	$247,324

SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL)
CONSOLIDATED AND CONDENSED BALANCE SHEETS

	December 31, 2003	December 31, 2002
Cash	$213,313,000	$218,022,000
Receivables	247,303,000	223,740,000
Containers and ships, net book value	1,637,666,000	1,659,996,000
Real estate and other fixed assets, Net book value	145,294,000	181,478,000
Assets under capital leases, net book value	12,494,000	15,574,000
Inventories	45,991,000	46,061,000
Investments	356,024,000	323,541,000
Other assets	103,832,000	128,422,000

	$2,761,917,000	$2,796,834,000

Accounts payable	$427,896,000	$413,168,000
Liabilities with respect to containers and ships	1,052,233,000	987,207,000
Bank loans with respect to real estate and other fixed assets	143,756,000	264,036,000
Obligations under capital leases	8,260,000	11,763,000
Senior notes	305,806,000	422,783,000
Senior subordinated debentures	79,571,000	98,485,000
Minority interests and deferred revenue	12,582,000	12,560,000
Shareholders' equity	1,123,074,000	978,093,000
Class B common shares with voting rights owned by a subsidiary	(391,261,000)	(391,261,000)

	$2,761,917,000	$2,796,834,000

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  EXHIBIT 99
[Sea Containers News Release]
SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL) SUMMARY OF OPERATING RESULTS
SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL) SUMMARY OF OPERATING RESULTS
SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL) CONSOLIDATED AND CONDENSED BALANCE SHEETS